UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MARCH 30, 2006

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Nevada Gold & Casinos, Inc., through its 98% owned subsidiary Nevada Gold NY, Inc., owns a 40% membership interest in American Racing and Entertainment, LLC ("American Racing"). American Racing owns 100% of Tioga Downs Racetrack, LLC ("TDR"), which owns the Tioga Downs Racetrack in Nichols, New York.

On March 30, 2006, TDR obtained a bridge loan from RCG Longview II, L.P. (the "Lender") in the principal amount of $20,000,000 (the "Loan"). The Loan is evidenced primarily by a promissory note dated March 30, 2006 made by TDR in favor of the Lender (the “Note”). The Loan is secured by a Mortgage on TDR's interest in the Tioga Downs Racetrack (the "Mortgage"), as well as an Assignment of Income and Revenue from the Tioga Downs Racetrack (the “Assignment”). The Loan requires monthly payments of interest only at a fixed interest rate of 12% through April 1, 2007. On April 1, 2007, the Loan matures and all principal and interest becomes due and payable in full. TDR paid a 2% commitment fee for the Loan and is required to pay an exit fee of 1% of the principal amount, as and when paid. In addition, if the Loan is prepaid and has been outstanding for less than 6 months, a payment of interest equivalent to 6 months interest less the amount of interest previously paid, is due and payable upon prepayment. Principal and interest on the Loan may become immediately due and payable in the event of default under the Note, Mortgage or Assignment.

A principal owner (the "Guarantor") of Southern Tier Acquisitions II, LLC, a member of American Racing, has guaranteed the principal, interest and other expenses payable under the Loan documents (the "Guaranty"). The Amended and Restated Operating Agreement of American Racing (the “Operating Agreement”) provides that each member of American Racing, including Nevada Gold NY, Inc., shall reimburse the Guarantor for any payments it is required to make under the Guaranty (the "Guaranty Payments"). Each member's reimbursement of any Guaranty Payment is limited to a percentage that is equivalent to such member's ownership percentage in American Racing. Accordingly, the reimbursement obligation of Nevada Gold NY, Inc. will not exceed 40% of $20,000,000 (or $8 million), plus accrued and unpaid interest and other expenses payable under the Loan documents. The foregoing is a summary only of the Note, Mortgage, Assignment and reimbursement provisions of the Operating Agreement and is qualified in its entirety by the full text thereof. Complete copies of the Note, Mortgage and Assignment are attached hereto as exhibits 99.1, 99.2 and 99.3 respectively. The Operating Agreement has been previously filed as exhibit 10.23 to the Form 10-Q filed March 3, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are furnished as part of this current  Report on Form 8-K:

99.1	Mortgage Note, dated as of March 30, 2006, between Tioga Downs Racetrack, LLC, and RCG Longview II, L.P.

99.2	Mortgage, dated as of March 30, 2006, between Tioga Downs Racetrack, LLC, and RCG Longview II, L.P.

99.3	Assignment of Income and Revenue, dated as of March 30, 2006, between Tioga Downs Racetrack, LLC, and RCG Longview II, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: April 5, 2006	By:	/s/ H. Thomas Winn
H. Thomas Winn
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit

99.1	Mortgage Note, dated as of March 30, 2006, between Tioga Downs Racetrack, LLC, and RCG Longview II, L.P.
99.2	Mortgage, dated as of March 30, 2006, between Tioga Downs Racetrack, LLC, and RCG Longview II, L.P.
99.3	Assignment of Income and Revenue, dated as of March 30, 2006, between Tioga Downs Racetrack, LLC, and RCG Longview II, L.P.